Exhibit 99.1

Amesite, Inc.

Amesite Inc. Announces Partnership with Michigan State University

ANN ARBOR, MI / ACCESSWIRE / August 1, 2019 / Amesite, Inc. (the “Company”), an artificial intelligence software company providing online educational courses and programs for higher education, announced today its plan to partner with Michigan State University (MSU). With an enrollment of over 50,000 students, and over 200 academic programs, MSU is one of the largest, and one of the most recognized public research institutions in the nation. It is part of the Big Ten Academic Alliance and a member of the prestigious Association of American Universities (AAU).

The courses being announced are as follows:

• Autonomous Vehicles - a course introducing learners to the technologies of autonomous vehicles, safety, and regulatory needs, as well as implications for business models and ownership issues from consumer to commercial.

• Smart Cities and Infrastructure Certificate - a course introducing learners to the Social implications and technologies of the modern, sustainable built environment, using examples from around the globe.

Both programs are geared to a general professional audience. Each course will comprise 6 weeks of instruction and engagement.

Michigan State University’s College of Engineering Dean Leo Kempel said, “The professional courses we are launching are based on topics of intense current interest, particularly for employees of Michigan companies and government workers from the municipal to the state level. Given the fast-moving nature of the subject material, we anticipate these courses will evolve to remain current. The Amesite system provides a cutting-edge delivery vehicle enabling student-instructor interaction, providing prepared materials and materials based on current events to ensure integration of the latest available information, and offering outstanding student engagement.”

Jeff Grabill, Director of the Hub for Innovation in Learning and Technology, and MSU Associate Provost for Teaching, Learning and Technology said, “At MSU, we work to connect people with knowledge through innovative learning technologies. Our new partnership with Amesite will provide our faculty with tools for flexible and collaborative online instruction, allowing them to share cutting-edge knowledge with students as quickly as possible.”

Amesite CEO, Dr. Ann Marie Sastry, said “Michigan State is one of the ten largest universities in the nation, with over 500,000 living alumni - all of whom need to be continuously educated. Their research volume is over $695M annually, generated by thousands of experts. By partnering with one of the top research institutions in the world, Amesite can bring greater engagement and access to MSU’s large group of loyal alumni, and many others who wish to benefit from MSU’s deep capabilities. We love having the opportunity to start real conversations about topics that matter in technology - and equipping people with the ability to grow professionally and engage with one another, through education.”

Amesite’s online learning solutions for colleges, universities, faculty and students utilize artificial intelligence technologies, including machine learning and natural language processing, to deliver cost effective, cloud-based digital versions of educational products, that greatly enhance and improve the learning experience of students. Amesite’s online platform includes customized user messaging and tracking as well as seamless integration of current events into traditional course materials, creating a more meaningful experience for both students and instructors alike.

About Michigan State University

Michigan State University has been advancing the common good with uncommon will for more than 160 years. One of the top research universities in the world, MSU pushes the boundaries of discovery and forges enduring partnerships to solve the most pressing global challenges while providing life-changing opportunities to a diverse and inclusive academic community. For more information, visit https://msu.edu/.

About Amesite, Inc.

Amesite is a high tech artificial intelligence software company offering a cloud-based platform for college and university courses to be cost-effectively and conveniently delivered to learners online. Amesite uses artificial intelligence technologies to provide customized environments for learners, and easier-to-manage interfaces for instructors. For more information, visit https://amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com